Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098
NANTHEALTH REPORTS 2022 THIRD QUARTER FINANCIAL RESULTS

•Q3 2022 Financial and Operational Highlights:
•Total net revenue was $16.6 million
•Gross profit was $9.7 million, or 58% of total revenue
•The company’s Eviti Connect platform earned full URAC accreditation for Health Utilization Management, through 2025
•Maryland Physicians Care signed a two-year renewal agreement for Eviti Connect for Autoimmune Diseases
•Post quarter end:
•Secured 3-year contract extension with large national commercial insurer that provides coverage to more than two million Medicaid members across multiple states. Expanded contract now includes formulary redirection

Morrisville, NC – November 3, 2022 — NantHealth, Inc. (NASDAQ-GS: NH), a leading provider of enterprise solutions that help businesses transform complex data into actionable insights, today reported financial results for its third quarter ended September 30, 2022.

“Net revenue was $16.6 million for the third quarter of 2022, representing the fourth consecutive quarter of top-line growth,” said Ron Louks, Chief Operating Officer, NantHealth. “Moreover, our gross profit of $9.7 million and gross margin of 58 percent for the quarter were the highest since the fourth quarter of 2020.

“We expect to continue the positive momentum generated over the last several quarters. Recently, we signed a new customer, a leading provider of technology-enabled payment integrity, eligibility and related analytics services, to a four-year agreement for our NantHealth solutions. Importantly, we are also benefiting from a broadened product portfolio, with existing customers appreciating the value of our multiple solutions and services.”

Software and Services Q3 Highlights:

•Clinical Decision Support and Pre-Authorization (Eviti®):

•In October, secured a three-year contract extension with a large national commercial insurer providing coverage to over two million of their Medicaid members across multiple states. This client has opted to continue bringing unparalleled value to their operations by using Eviti Connect®, and has used this renewal period to increase their solution set to include formulary redirection, further enabling value-based care

•Announced Eviti Connect platform once again earned full URAC accreditation for Health Utilization Management through 2025. This designation demonstrates the highest level of commitment to quality healthcare

•Maryland Physicians Care signed a two-year renewal agreement, ensuring it continues to receive a unique and tailored solution for its members with autoimmune diseases

•Added new capability to Eviti Connect, which allows payer clients to comply seamlessly with state-mandated preferred drug lists, eliminating the need for manual reviews and secondary processing when those preferred drugs are prescribed

•Payer Engagement (NaviNet®):

•Secured an agreement with an existing customer, one of America’s leading health insurance organizations, which added 750,000 new members to NaviNet

•Went live with NaviNet Open Prior Authorization for a key customer. This capability is expected to streamline workflows and data collection to enable automated decisions and reduced manual processes. The initial deployment has been completed with further roll outs planned in Q4

•Added new platform functionality to speed up the prior authorization process, enabling more timely patient care. Updates include the ability for health plans to add direct-to-provider information within the request

•Network Monitoring and Management (The OpenNMS Group, Inc.):

•Completed shipment of small form factor OpenNMS mini appliances for user testing. Highly optimized for secure, scalable, and reliable distributed monitoring via the OpenNMS Minion component, these hardware appliances provide visibility into remote or private areas of enterprise networks

•Made significant progress toward the development of a capability that will let customers monitor infrastructures built using VMware SD-WAN. This initiative marks a significant milestone in the OpenNMS Managed Service Provider (MSP) support program

•Delivered several service engagements positioning OpenNMS as strategically significant within the clients’ IT organizations. Clients included a large national retail chain, an entertainment streaming service, and a top wireless communication provider

Third quarter Financial Results: 2022 vs 2021

For the 2022 third quarter:

•Total net revenue was $16.6 million compared with $14.4 million.

•Gross profit was $9.7 million, or 58% of total net revenue, compared with $7.5 million, or 52% of total net revenue.

•Selling, general and administrative (SG&A) expenses increased to $16.6 million from $13.0 million.

•Research and development (R&D) expenses increased to $6.3 million from $4.6 million.

•Net loss attributable to NantHealth was $13.7 million, or $0.12 per share, compared with $10.8 million, or $0.09 per share.

•On a non-GAAP basis, net loss from continuing operations was $14.0 million, or $0.12 per share, compared with $11.5 million, or $0.10 per share.

•At September 30, 2022, cash and cash equivalents totaled $0.6 million.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the third quarter ended September 30, 2022. The conference call will be available to interested parties by dialing 800-942-2493 from the U.S. or Canada, or 212-231-2931 from international locations. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides enterprise solutions that help businesses transform complex data into actionable insights. By offering efficient ways to move, interpret and visualize complex and highly sensitive information, NantHealth enables customers in healthcare, life sciences, logistics, telecommunications and other industries to automate, understand and act on data while keeping it secure and scalable. NantHealth’s product portfolio comprises the latest technology in payer/provider collaboration platforms for real-time coverage decision support (Eviti and NaviNet), and data solutions that provide multi-data analysis, reporting and professional services offerings (Quadris). The OpenNMS Group, Inc., a NantHealth subsidiary, helps businesses monitor and manage network health and performance. For more information, visit nanthealth.com, follow us on Twitter, Facebook, LinkedIn and YouTube and subscribe to our blog.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; our ability to grow the market for our software and data solutions; successfully enhancing our software and data solutions to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our use and distribution of open source software; our ability to obtain necessary regulatory approvals, certifications and licenses; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$635	$29,084
Accounts receivable, net	5,299	5,810
Related party receivables, net	476	506
Prepaid expenses and other current assets	5,738	4,010
Total current assets	12,148	39,410
Property, plant, and equipment, net	11,754	12,366
Goodwill	98,333	98,333
Intangible assets, net	32,342	39,039
Related party receivable, net of current	937	1,012
Operating lease right-of-use assets	4,604	6,048
Other assets	794	1,620
Total assets	$160,912	$197,828

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,216	$3,204
Accrued and other current liabilities	18,771	16,358
Deferred revenue	2,663	2,440
Related party payables, net	4,825	5,161
Notes payable	1,112	782
Total current liabilities	33,587	27,945
Deferred revenue, net of current	1,397	2,024
Related party liabilities	43,922	38,278
Related party promissory note	112,666	112,666
Related party convertible note, net	62,318	62,268
Convertible notes, net	74,663	74,603
Deferred income taxes, net	1,561	1,775
Operating lease liabilities	4,554	6,248
Other liabilities	27,406	34,013
Total liabilities	362,074	359,820

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 115,550,244 and 115,505,244 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	894,750	891,105
Accumulated deficit	(1,095,016)	(1,052,897)
Accumulated other comprehensive loss	(908)	(212)
Total stockholders' deficit	$(201,162)	$(161,992)
Total liabilities and stockholders' deficit	$160,912	$197,828

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Software-as-a-service related	$16,161	$13,879	$47,793	$45,140
Maintenance	398	406	1,290	1,201
Professional services	73	57	419	257
Total software-related revenue	16,632	14,342	49,502	46,598
Other	1	17	2	20
Total net revenue	16,633	14,359	49,504	46,618

Cost of Revenue
Software-as-a-service related	5,172	5,244	16,356	16,223
Maintenance	509	298	1,347	775
Professional services	—	6	9	13
Amortization of developed technologies	1,247	1,247	3,741	3,741
Total software-related cost of revenue	6,928	6,795	21,453	20,752
Other	—	34	1	127
Total cost of revenue	6,928	6,829	21,454	20,879

Gross Profit	9,705	7,530	28,050	25,739

Operating Expenses
Selling, general and administrative	16,580	12,969	45,577	37,309
Research and development	6,299	4,648	17,875	14,510
Amortization of acquisition-related assets	985	985	2,956	2,956
Total operating expenses	23,864	18,602	66,408	54,775

Gain (loss) from operations	(14,159)	(11,072)	(38,358)	(29,036)
Interest income (expense), net	(3,511)	(3,572)	(10,431)	(10,943)
Other income (expense), net	4,003	3,759	6,651	(1,862)
Income (loss) from continuing operations before income taxes	(13,667)	(10,885)	(42,138)	(41,841)
Provision for (benefit from) income taxes	(10)	23	(19)	21
Net income (loss) from continuing operations	(13,657)	(10,908)	(42,119)	(41,862)
Income (loss) from discontinued operations, net of tax attributable to NantHealth	—	—	—	24
Net income (loss)	(13,657)	(10,908)	(42,119)	(41,838)
Net income (loss) attributable to noncontrolling interests	—	(65)	—	(284)
Net income (loss) attributable to NantHealth	$(13,657)	$(10,843)	$(42,119)	$(41,554)

Basic and diluted net loss per share attributable to NantHealth:
Total net income (loss) per share - common stock	$(0.12)	$(0.09)	$(0.36)	$(0.37)

Weighted average shares outstanding
Basic and diluted - common stock	115,550,244	115,243,671	115,540,681	113,706,124

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations Attributable to NantHealth and
Non-GAAP Net Loss Per Share from Continuing Operations Attributable to NantHealth
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) from continuing operations attributable to NantHealth	$(13,657)	$(10,843)	$(42,119)	$(41,578)
Adjustments to GAAP net income (loss) from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	—	—	742
Stock-based compensation expense from continuing operations	889	799	3,542	2,533
Change in fair value of derivatives liability	—	—	—	(4)
Change in fair value of Bookings Commitment	(3,656)	(3,670)	(6,156)	1,133
Impairment of ROU asset	—	—	208	—
Noncash interest expense related to convertible notes	37	58	110	568
Intangible amortization from continuing operations	2,232	2,222	6,697	6,646
Cyber incident estimated liability	220	—	220	—
Tax provision (benefit) resulting from certain noncash tax items	(29)	(17)	(73)	(105)
Total adjustments to GAAP net income (loss) from continuing operations attributable to NantHealth	(307)	(608)	4,548	11,513
Net loss from continuing operations attributable to NantHealth - Non-GAAP	$(13,964)	$(11,451)	$(37,571)	$(30,065)

Weighted average basis common shares outstanding	115,550,244	115,243,671	115,540,681	113,706,124

Net income (loss) per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.12)	$(0.10)	$(0.33)	$(0.26)

Reconciliation of Net Loss per Common Share from Continuing Operations Attributable to NantHealth to Net Loss per Common Share from Continuing Operations Attributable to NantHealth - Non-GAAP
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) per common share from continuing operations attributable to NantHealth	$(0.12)	$(0.09)	$(0.36)	$(0.37)
Adjustments to GAAP net income (loss) per common share from continuing operations attributable to NantHealth:
Loss on Exchange and Prepayment of 2016 Notes	—	—	—	0.01
Stock-based compensation expense from continuing operations	0.01	0.01	0.03	0.03
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	(0.03)	(0.04)	(0.06)	0.01
Impairment of ROU asset	—	—	—	—
Noncash interest expense related to convertible notes	—	—	—	—
Intangible amortization from continuing operations	0.02	0.02	0.06	0.06
Cyber incident estimated liability	—	—	—	—
Tax provision (benefit) resulting from certain noncash tax items	—	—	—	—
Total adjustments to GAAP net income (loss) per common share from continuing operations attributable to NantHealth	—	(0.01)	0.03	0.11
Net income (loss) per common share from continuing operations attributable to NantHealth - Non-GAAP	$(0.12)	$(0.10)	$(0.33)	$(0.26)